Exhibit 21

Crane NXT, Co.
Exhibit 21 to FORM 10-K
Annual Report for the Year Ended December 31, 2024
Subsidiaries of Registrant

The following is a list of the subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements.

Automatic Products (UK) Limited	UK
CA-MC Acquisition UK Ltd.	UK
Coin Controls International Ltd.	UK
Coin Holdings Ltd.	UK
Coin Overseas Holdings Ltd.	UK
Coin Pension Trustees Ltd.	UK
Crane & Co., Inc.	Massachusetts
Crane AB	Sweden
Crane Currency Malta Holding Limited	Malta
Crane Currency Malta Limited	Malta
Crane Currency Malta Property Limited	Malta
Crane Currency Netherlands Holdings B.V.	Netherlands
Crane Currency US, LLC	Massachusetts
Crane Dutch Holdings B.V.	Netherlands
Crane Holding AB	Sweden
Crane Merchandising Systems Ltd.	UK
Crane NXT International Trading (Shanghai) Co., Ltd.	China
Crane NXT Private Limited	India
Crane NXT S.L.	Spain
Crane NXT, Co.	Delaware
Crane Payment Innovations AG	Switzerland
Crane Payment Innovations GmbH	Germany
Crane Payment Innovations International Ltd.	UK
Crane Payment Innovations Limited	UK
Crane Payment Innovations Pty. Ltd.	Australia
Crane Payment Innovations S.a.r.l.	France
Crane Payment Innovations S.r.l.	Italy
Crane Payment Innovations, Inc.	Delaware
Crane Security Technologies, Inc.	New Hampshire
Cummins-Allison Corp.	Indiana
Cummins-Allison GmbH	Germany
Cummins-Allison Ireland Ltd.	Ireland
Cummins-Allison Limited	Delaware
Cummins-Allison SAS	France
Cummins-Allison ULC	Canada
MEI Conlux Holdings (US), Inc.	Delaware
MEI de Mexico LLC	Delaware
MEI Queretaro S. de R.L. de CV	Mexico
Micro-Optic Films LLP	India
Money Controls Argentina SA	Argentina
Money Controls Holdings Limited	UK
Nippon Conlux Co. Ltd.	Japan
Visual Physics, LLC	Georgia
Orca Bidco Limited	UK
OpSec Online India Private Limited	India
OpSec Online Limited (UK)	UK
OpSec Security Group Limited	UK

OpSec Online ApS CVR	Denmark
UAB OpSec Online	Lithuania
OpSec Delta (HK) Limited	Hong Kong
OpSec Security Group Holdings (Europe) Limited	UK
Shanghai OpSec Security Information Technology Co. Limited	China
OpSec Security GmbH	Germany
OpSec Security Limited	UK
OpSec Security Malta Limited	Malta
OpSec Security Vietnam Co. Limited	Vietnam
OpSec Security Group, Inc.	Colorado
OpSec Online LLC	Delaware
OpSec Investigative Services LLC	Delaware
OpSec Security, Inc.	Colorado
OpSec DR, SRL	Dominican Rep.
Global Trim Sales LLC	California
Global Trim Business Services Vietnam LLC	Vietnam
Global Trim Business Services Limited	Hong Kong